Exhibit 10.2

NOVELL, INC.
2009 OMNIBUS INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

        This RESTRICTED STOCK UNIT AGREEMENT, dated as of _________ __, 20__ (the “Date of Grant”), is delivered by Novell, Inc. (the “Company”) to _______________ (the “Grantee”).

RECITALS

        A.        The Novell, Inc. 2009 Omnibus Incentive Plan (the “Plan”) provides for the grant of restricted stock units in accordance with the terms and conditions of the Plan. Pursuant to the Non-Employee Director Remuneration and Expense Reimbursement Summary, approved by the Board of Directors of the Company (the “Board”), the Compensation Committee of the Board has approved a grant of restricted stock units (“Restricted Units”) as an inducement for the Grantee to promote the best interests of the Company and its stockholders. A copy of the Plan is available at https://innerweb.novell.com/organizations/finance/shareholder_services/.

        B.        The Plan is administered by the Committee (as defined in the Plan).

        NOW, THEREFORE, the parties to this Agreement, intending to be legally bound hereby, agree as follows:

1.     Grant of Restricted Units. The Company hereby grants the Grantee _______ Restricted Units. The Restricted Units are subject to the terms and conditions set forth in this Agreement and the Plan.

2.     Restricted Unit Account. Restricted Units represent hypothetical shares of common stock of the Company (“Shares”), and not actual Shares. The Company shall establish and maintain a Restricted Unit account, as a bookkeeping account on its records, for the Grantee and shall record in such account the number of Restricted Units granted to the Grantee. No Shares shall be issued to the Grantee at the time the grant is made, and the Grantee shall not be, nor have any of the rights or privileges of, a shareholder of the Company with respect to any Restricted Units recorded in the account. The Grantee shall not have any interest in any fund or specific assets of the Company by reason of this award or the Restricted Unit account established for the Grantee.

3.     Vesting.

        (a)     The Restricted Units shall be subject to forfeiture until the Restricted Units vest. Except as otherwise provided in subparagraphs 3(b) or 3(c) below, the Restricted Units shall vest over two (2) years with 50% of the Restricted Units vesting on the first annual anniversary of the Date of Grant and 50% of the Restricted Units vesting on the second annual anniversary of the Date of Grant, provided that the Grantee is a Director (as defined in the Plan) of the Company on such dates.

The vesting of the Restricted Units shall be cumulative, but shall not exceed 100% of the Restricted Units. If the foregoing schedule would produce fractional Restricted Units, the number of Restricted Units that vest shall be rounded down to the nearest whole Restricted Unit.

        (b)     Immediately upon the Grantee’s death while a Director of the Company, each of the Grantee’s outstanding, unvested Restricted Units shall vest with respect to all Restricted Units that would have vested during the twelve (12) months following such death if the Grantee had remained a Director of the Company.

        (c)     Immediately upon the effective date of the Retirement (as defined below) of the Grantee (i.e., the last date of the Grantee’s service as a Director of the Company), each of the Grantee’s outstanding, unvested Restricted Units shall vest. For purposes hereof, “Retirement” means a person who resigns as a Director of the Company at an age of 73 or older.

4.     Termination of Restricted Units. Except as otherwise provided in Paragraph 3 above, if the Grantee ceases to serve as a Director for any reason before all of the Restricted Units vest, any unvested Restricted Units shall automatically terminate and shall be forfeited as of the date of the Grantee’s termination as a Director. No payment shall be made with respect to any unvested Restricted Units that terminate as described in this Paragraph 4.

5.     Payment of Restricted Units.

        (a)     If and when the Restricted Units vest, the Company shall issue to the Grantee one Share for each vested Restricted Unit within two (2) months after the applicable vesting date.

        (b)     The issuance of Shares to the Grantee pursuant to this Agreement is subject to all applicable foreign, federal, state, local and other taxes. All obligations of the Company under this Agreement shall be subject to the rights of the Company to withhold amounts required to be withheld for any taxes, if applicable.

        (c)     The obligation of the Company to deliver Shares when Restricted Units vest shall be subject to all applicable laws, rules, and regulations and such approvals by governmental agencies as may be deemed appropriate by the Committee, including such actions as Company counsel shall deem necessary or appropriate to comply with relevant securities laws and regulations.

6.     Change of Control. If a Change of Control (as defined in the Plan) occurs, the provisions of the Plan applicable to a Change of Control shall apply to the Restricted Units; provided, however, that if the Restricted Units are subject to the requirements of section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), the Restricted Units shall be paid to the Grantee upon the Change of Control only if the transaction constituting the Change of Control is a “change in control event” within the meaning of section 409A of the Code. If the transaction constituting a Change of Control is not a “change in control event” within the meaning of section 409A of the Code, the Restricted Units shall be paid to the Grantee within thirty (30) days following the earlier of (a) the date the Restricted Units are otherwise scheduled to vest pursuant to Section 3 above or (b) the date the Grantee ceases to be a Director.

7.     Nature of Grant. In accepting the Restricted Units, the Grantee acknowledges that: (i) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated at any time, unless otherwise provided in the Plan and this Agreement; (ii) the grant of the Restricted Units does not create any contractual or other right to receive future grants of restricted stock units, or benefits in lieu of restricted stock units, even if restricted stock units have been granted repeatedly in the past; (iii) all decisions with respect to future restricted stock unit grants, if any, will be at the sole discretion of the Board; (iv) the Grantee is voluntarily participating in the Plan; (v) in the event that the Grantee is not an employee of the Company, an Affiliate, or a Subsidiary, the Restricted Units grant will not be interpreted to form an employment contract or relationship with the Company or with any Affiliate or Subsidiary; (vi) the future value of the underlying Shares is unknown and cannot be predicted with certainty; and (vii) the value of Shares acquired upon vesting may increase or decrease in value, and no claim or entitlement to compensation or damages shall arise from termination of Restricted Units or from any diminution in value of the Restricted Units or Shares received upon vesting of Restricted Units, and the Grantee irrevocably releases the Company and all Affiliates and Subsidiaries from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing this Agreement, the Grantee shall be deemed irrevocably to have waived his or her entitlement to pursue such claim.

8.     Grant Subject to Plan Provisions. This grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, the terms and conditions of the Plan shall prevail. The grant and payment of the Restricted Units are subject to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (i) the registration, qualification or listing of the Shares, (ii) changes in capitalization of the Company, and (iii) other requirements of applicable law. The Committee shall have the authority to interpret and construe the Restricted Units pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.

9.     No Stockholder Rights. Neither the Grantee, nor any person entitled to receive payment in the event of the Grantee’s death, shall have any of the rights and privileges of a stockholder with respect to Shares until certificates for Shares have been issued upon vesting of Restricted Units.

10.    Assignment and Transfers. Except as the Committee may otherwise permit pursuant to the Plan, the rights and interests of the Grantee under this Agreement may not be sold, assigned, encumbered or otherwise transferred except, in the event of the death of the Grantee, by will or by the laws of descent and distribution. In the event of any attempt by the Grantee to alienate, assign, pledge, hypothecate, or otherwise dispose of the Restricted Units or any right hereunder, except as provided for in this Agreement, or in the event of the levy or any attachment, execution or similar process upon the rights or interests hereby conferred, the Company may terminate the Restricted Units by notice to the Grantee, and the Restricted Units and all rights hereunder shall thereupon become null and void. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s Subsidiaries and Affiliates. This Agreement may be assigned by the Company without the Grantee’s consent.

11.    Applicable Law. The validity, construction, interpretation and effect of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws provisions thereof. This Agreement and the Restricted Units are intended to comply with section 409A of the Code and its corresponding regulations, or an exemption, and payment may only be made under this Agreement upon an event and in a manner permitted by section 409A of the Code, to the extent applicable. For purposes of section 409A of the Code, each payment made under this Agreement shall be treated as a separate payment. In no event shall the Grantee, directly or indirectly, designate the calendar year of payment.

12.    I.R.C. Section 83(b). Pursuant to Section 83(b) of the U.S. Internal Revenue Code of 1986, as amended, the Grantee will not be entitled to make an election to be taxed upon grant of the Restricted Units.

13.    Notice. Any notice to the Company provided for in this instrument shall be addressed to the Company in care of Director of Shareholder Services at the corporate headquarters of the Company, and any notice to the Grantee shall be addressed to the Grantee at the residential address written beneath the Grantee’s name below. The Grantee agrees to notify the Company in writing upon any change in such residential address. Any notice shall be delivered by hand, sent by telecopy or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the applicable postal service.

        IN WITNESS WHEREOF, the Company has caused its duly authorized officers to execute and attest this Agreement, and the Grantee has executed this Agreement, effective as of the Date of Grant.

NOVELL, INC.

By:________________________________
Name:______________________________
Title:_______________________________

I hereby accept the Restricted Units described in this Agreement, and I agree to be bound by the terms of the Plan and this Agreement. I hereby further agree that all the decisions and determinations of the Committee shall be final and binding.

Grantee:______________________________
Print Name:___________________________
Residential Address:___________________________
___________________________
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